Exhibit 99.5
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                                            For Further Information:
                                            Tammy Bobbitt, Investor Relations
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                                            Julie Shepherd, TechImage
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                                            Jenny Cropper, Corporate Relations
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     GALILEO  INTERNATIONAL  ANNOUNCES  REPURCHASE  OF  2,790,500  SHARES OF ITS
COMMON STOCK

     ROSEMONT, Ill., June 28, 1999--Galileo International, Inc. (NYSE: GLC) today announced that it has agreed to repurchase 2,790,500 shares of its common stock owned by affiliates of a group of its airline stockholders consisting of United Airlines, KLM Royal Dutch Airlines, Alitalia and TAP AirPortugal, for a total purchase price of approximately $122 million.
     The 2,790,500 shares being purchased by Galileo were initially part of the 4,790,500 shares of common stock set aside to cover underwriter over-allotments in Galileo's recent secondary public offering of 31,937,100 shares, which was completed on June 3, 1999. The underwriters have elected to purchase the remaining 2,000,000 shares.
         This purchase is being made as part of Galileo's previously announced $750 million stock repurchase program. Including shares to be repurchased from a subsidiary of British Airways, open market repurchases, and this $122 million repurchase, total purchases under the program equal $448 million, and represent 10 million shares of Galileo's common stock. Following completion of these transactions, public ownership of Galileo's outstanding shares will be approximately 75 percent.
         James E. Barlett, chairman, president and chief executive officer, commented, "We are extremely pleased to have had the opportunity to participate in the over-allotment option. It is consistent with our strategy to repurchase shares in favorable market conditions including transactions with any of our airline stockholders. We believe that the repurchase of these shares is a very attractive investment and is in the best interests of Galileo and its stockholders."
         The repurchased shares will be held in treasury for the purpose of providing available shares for possible resale in future public or private offerings, and for other general corporate purposes. The repurchases will be funded through the Company's available working capital and long-term debt.
         Galileo International is one of the world's leading providers of electronic global distribution services for the travel industry. The Company provides travel agencies at approximately 40,000 locations, as well as other subscribers, with the ability to access schedule and fare information, book reservations and issue tickets for more than 500 airlines. Galileo International also provides subscribers with information and booking capabilities covering all major hotel chains, car rental companies, cruise lines and numerous tour operators throughout the world. Further information is available on Galileo's web site: http://www.galileo.com.
     Certain  statements are  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.
     The Company has based these forward-looking statements on current expectations and projections about future events. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by the forward-looking statements. There is a caution not to place undue reliance on these forward-looking statements. Risks and uncertainties associated with forward-looking statements include, but are not limited to:
     -- the loss and inability to replace the bookings generated by one or more of the five largest travel agency customers,
     -- sensitivity to general economic conditions and events that affect airline travel and the airlines that participate in the Apollo(R) and Galileo(R) systems,
    -- circumstances relating to the Company's investment in technology, including the ability to timely develop and achieve market acceptance of new products, or the Company's failure or the failure of customers and other third parties to achieve Year 2000 compliance in a timely and cost-effective manner,
    -- the results of international operations and expansion into developing and new CRS markets, governmental approvals, trade and tariff barriers, and political risks,
     -- new or different legal or regulatory requirements governing the CRS industry, and
    -- natural disasters or other calamities that may cause significant damage to the Company's Data Centre facility.